NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION

NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire class of the following securities issued by Citgroup Funding, Inc. (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25.

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(3), as NYSE Regulation has been notified that the entire class of each security has been called for redemption, maturity or retirement. Accordingly, each of the following issues has been suspended from trading on NYSE Arca prior to the opening of business on the date noted below:


eBay Inc. PACERS due 11/26/2008	(11/26/2008)

12.5% Alcoa Inc. ELKS due 12/4/2008 (12/5/2008)

14% Morgan Stanley ELKS	due 12/4/2008 (12/5/2008)

Nikkei 225 Index SMUN due 12/4/2008 (12/5/2008)

S&P 500 Index SMUN due 12/4/2008 (12/5/2008)

S&P 500 Index PPN due 12/30/2008 (12/30/2008)

9.75% Archer Daniels Midland Co. ELKS due 1/8/2009 (1/8/2009)

10.5% Oracle Corporation ELKS due 1/8/2009 (1/8/2009)

10% Federal National Mortage Association ELKS due 1/22/2009 (1/22/2009)

Stock Market Upturn Notes for US-Europe-Japan Basket due 2/4/2009 (2/4/2009)

10.5% AT&T Inc. ELKS due 2/5/2009 (2/5/2009)

10.5% EMC Corp. ELKS due 2/5/2009 (2/5/2009)

Stock Market Upturn Notes Based Upon the Dow Jones EURO STOXX 50 Index due 2/6/2009 (2/6/2009)

Principal-Protected Notes Based on the Russell 1000 Growth Index due 3/2/2009 (3/2/2009)

11.5% ELKS Based on NYSE Euronext due 3/5/2009 (3/5/2009)

13.5% ELKS Based Upon Apple Inc. due 3/6/2009 (3/6/2009)

9% ELKS Based Upon Time Warner Inc. due 3/6/2009 (3/6/2009)

8.5% Exxon Mobil Corp. ELKS due 3/25/2009 (3/25/2009)

11% Celgene Corp. ELKS due 4/6/2009 (4/6/2009)

11.75% Deere & Co. ELKS	due 4/6/2009 (4/6/2009)

10% Merck & Co. ELKS due 4/29/2009 (4/29/2009)

10.5% Intel Corporation ELKS due 5/7/2009 (5/7/2009)

10.75% Valero Energy Corp. ELKS	due 5/7/2009 (5/7/2009)

S&P 500 Index SMUN due 5/7/2009 (5/7/2009)

Nikkei 225 Index PPN due 5/29/2009 (5/29/2009)

eBay Inc. PACERS due 6/2/2009 (6/2/2009)

14% Research In Motion Ltd. ELKS due 6/5/2009 (6/5/2009)

10% Schlumberger Ltd. ELKS due 6/5/2009	(6/5/2009)

Index LASERS Based upon the Dow Jones EURO STOXX 50 Index due 3/30/2009 (3/30/2009)